Exhibit 23.2

RANDY R. SHORB
E. ANDREW JOHNSON
J. CHRISTOPHER DAVIS
PAUL KINGSOLVER
LUKE A. BOMER
WHITNEY M. ESCHENHEIMER
JON D. CARTLEDGE
KARI A. DECKARD*
SEAN P. HENNESSEE*
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STEPHANIE D. PHIPPS*
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TREVOR L. HUGHES
JASON L. CALLAWAY
JOSHUA D. POOVEY
JASON M. TEMPLE
*Also admitted in Texas

JOHNSON & JONES, P.C. Attorneys and Counselors at Law TWO WARREN PLACE 6120 S. YALE AVENUE SUITE 500 TULSA, OKLAHOMA 74136 Telephone: (918) 584-6644 Fax: (888) 789-0940 www.johnson-jones.com	Of Counsel KENNETH E. DORNBLASER -------------------- Retired Founders C. ROBERT JONES RICHARD D. JONES -------------------- JOHN B. JOHNSON, JR. (1933-2015) W. THOMAS COFFMAN (1940-2007)

August 2, 2016
AAON, Inc.
2425 S. Yukon
Tulsa, Oklahoma 74107

Re: 2016 Long-Term Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) of AAON, Inc., a Nevada corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 3,839,702 shares (the “Shares”) of the Company’s common stock, par value $0.004 per share (the “Common Stock”) issuable pursuant to the Company’s 2016 Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed. Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Johnson & Jones, P.C.